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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
          Date of Report (Date of earliest event reported): May 2, 1996



                          GERRITY OIL & GAS CORPORATION

             (Exact name of registrant as specified in its charter)




         Delaware                      0-18667                  84-1145802
(State or other jurisdiction       (Commission  File          (IRS Employer
       of incorporation)               Number)              Identification No.)




         4100 East Mississippi
            Denver, Colorado                                       80222
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (303) 757-1110



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Item 1.           Changes in Control in Registrant.

     As announced on May 2, 1996, the merger (the "Merger") of Gerrity Oil & Gas Corporation ("Gerrity") into a wholly-owned subsidiary of Patina Oil & Gas Corporation ("Patina") occurred on May 2, 1996 following approval of the Merger by Gerrity's common shareholders. As a result of the Merger, Gerrity became a wholly-owned subsidiary of Patina. Simultaneously with the Merger, Snyder Oil Corporation ("SOCO") contributed all its assets and operations, subject to certain limitations, in the Wattenberg Field of Colorado ("Wattenberg") to Patina (the "Contribution"). In connection with the Contribution, Patina assumed $75 million of bank debt from SOCO.

     SOCO owns an aggregate of 14,000,000 shares of common stock of Patina, of which 12,000,000 are common stock, par value $.01 per share ("Patina Common Stock"), and 2,000,000 are Series A Common Stock. The Series A Common Stock is a special series of common stock of Patina having three votes per share, and will convert automatically into ordinary Patina Common Stock (i.e., shares with one vote per share) upon transfer of those shares by SOCO to a non-affiliate or if Patina ceases to be included in the consolidated financial statements of SOCO. Thus, SOCO owns 70% of the outstanding shares of the common stock of Patina and holds 75% of the voting power of Patina's common stock.

     Pursuant to the terms of the Merger, the shares of common stock of Gerrity issued and outstanding immediately prior to the effective time of the Merger were converted into an aggregate of 6,000,000 shares of Patina Common Stock and 3,000,000 five-year warrants initially to purchase one share of Patina Common Stock at an exercise price of $12.50 per share (the"Patina Warrants").

     In addition, pursuant to an exchange offer, approximately 2,286,308, or 75.3%, of the depositary shares representing Gerrity's $12 convertible preferred stock were accepted by Patina for exchange into approximately 1.2 million shares of Patina's 7 1/8% convertible preferred stock (the "Patina Preferred Stock"). The Patina Preferred Stock has a liquidation preference of $25.00 per share, pays quarterly dividends at the rate of 7 1/8% per year and is convertible into Patina Common Stock at a conversion price of $12.30, which conversion price is subject to downward adjustment after the Merger to equal 123% of the average closing price of the Patina Common stock for the ten trading days immediately following the 60th day after the Merger, subject to a minimum conversion price of $8.61.

     Patina also issued a five-year warrant for 500,000 shares of Patina Common Stock, at a price equal to the average closing price during the 10-day period following the Merger, to Robert W. Gerrity, who resigned as an officer and director of Gerrity in connection with the transaction.

     Patina's long-term debt, after all transaction costs, is expected to approximate $215 initially. Patina has entered into a $240 million credit facility with Texas Commerce Bank National Association, which serves as Administrative Agent, NationsBank of Texas, N.A., Documentation Agent, and CIBC, Inc., Credit Lyonnais New York Branch and Wells Fargo Bank, N.A., as co- agents. The facility will be used to refinance debt to be assumed in the transaction, including approximately $100 million of bank debt assumed from SOCO and Gerrity and up to $100 million of Gerrity's senior subordinated notes if the holders exercise their right to put the notes to Gerrity. $87 million of the facility


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may be used only to repurchase  Gerrit's senior  subordinated notes. The balance of the facility will be available for working capital. The stock of Patina's subsidiaries, including Gerrity, is pledged to secure the obligations of Patina credit agreement. Substantially all Gerrity's oil and gas properties are mortgaged to secure Gerrity's obligations under the credit agreement.

     The Amended and Restated Agreement and Plan of Merger dated as of January 16, 1996 as amended and restated as of March 20, 1996 (the "Merger Agreement"), which was negotiated between representatives of SOCO and Gerrity, provides that any contracts or transactions (other than transactions contemplated by the Merger Agreement) involving Patina or any of its subsidiaries in which SOCO or any of its subsidiaries has any interest (other than an interest solely as a stockholder of Patina) shall be approved by either (a) a majority of the disinterested directors of Patina or (b) a majority of any committee established by the Patina Board of Directors that consists solely of directors that are disinterested. In addition, in accordance with the Merger Agreement, SOCO and Patina have entered into certain agreements, including a Business Opportunity Agreement, Corporate Services Agreement, Cross-Indemnification Agreement and Registration Rights Agreement, that will govern the relationship between SOCO and Patina following the Merger.

     The descriptions of the Merger Agreement, Business Opportunity Agreement, Corporate Services Agreement, Cross-Indemnification Agreement and Registration Rights Agreement included in this Report are summaries and are qualified in their entirety by the respective terms of such agreements, which are filed as exhibits to this Report and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.



(c)     Exhibits.
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2.1       Amended and Restated  Agreement and Plan of Merger dated as of January
          16, 1996 as amended and restated as of March 20, 1996 - incorporated by reference to Exhibit 2.1 to Amendment No.2 to the Registration Statement on Form S-4 of Patina Oil & Gas Corporation (Registration No. 333-572)

2.2       Business Opportunity Agreement -- incorporated by reference to Exhibit
          2.2 to the Current Report on Form 8-K dated May 17,1996 of Patina Oil & Gas Corporation (Commission File No. 1-14344)

2.3       Corporate  Services  Agreement -- incorporated by reference to Exhibit
          2.3 to the Registration Statement on Form S-4 of Patina Oil & Gas Corporation (Registration No.333-572)

2.4       Registration  Rights Agreement -- incorporated by reference to Exhibit
          2.4 to the Current Report on Form 8-K dated May 17, 1996 of Patina Oil & Gas Corporation (Commission File No. 1-14344)

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2.5       Cross  Indemnification  Agreement  --  incorporated  by  reference  to
          Exhibit 2.5 to the Current Report on Form 8-K dated May 17, 1996 of Patina Oil & Gas Corporation (Commission File No. 1-14344)

10.1 Credit Agreement dated as of May 2, 1996 among Patina Oil & Gas Corporation, SOCO Wattenberg Corporation and Gerrity Oil and Gas Corporation, as borrowers, certain financial institutions, as banks, Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, and CIBC, Inc. Credit Lyonnais New York Branch and Wells Fargo Bank, N.A., as Co-Agents -- incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated May 17, 1996 of Patina Oil & Gas Corporation (Commission File No. 1-14344)

10.2 Subordinate Loan Agreement dated as of May 2, 1996 among SOCO Wattenberg Corporation and Patina Oil & Gas Corporation, as lenders, and Gerrity Oil & Gas Corporation, as borrower -- incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated May 17, 1996 of Patina Oil & Gas Corporation (Commission File No. 1-14344)



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      GERRITY OIL & GAS CORPORATION


                                      By:   /s/David J. Kornder
                                          -------------------------
                                              David J. Kornder
                                               Vice President



May 17, 1996



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